EWBC Earnings Results Fourth Quarter and Full Year 2019 January 23, 2020

Forward-Looking Statements Forward-Looking Statements Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to our current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” “assumes,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs, and the negative thereof. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to, the changes and effects thereof in trade, monetary and fiscal policies and laws, including the ongoing trade dispute between the U.S. and the People’s Republic of China; our ability to compete effectively against other financial institutions in our banking markets; success and timing of our business strategies; our ability to retain key officers and employees; impact on our funding costs, net interest income and net interest margin due to changes in key variable market interest rates, competition, regulatory requirements and our product mix; changes in our costs of operation, compliance and expansion; our ability to adopt and successfully integrate new technologies into our business in a strategic manner; impact of benchmark interest rate reform in the United States (“U.S.”) that resulted in the Secured Overnight Financing Rate (“SOFR”) selected as the preferred alternative reference rate to the London Interbank Offered Rate; impact of failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused; adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting; future credit quality and performance, including our expectations regarding future credit losses and allowance levels; impact of adverse changes to our credit ratings from major credit rating agencies; impact of adverse judgments or settlements in litigation; changes in the commercial and consumer real estate markets; changes in consumer spending and savings habits; changes in the U.S. economy, including inflation, deflation, employment levels, rate of growth and general business conditions; government intervention in the financial system, including changes in government interest rate policies; impact of political developments, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve Board System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the U.S. Securities and Exchange Commission, the Consumer Financial Protection Bureau and the California Department of Business Oversight — Division of Financial Institutions; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our business, business practices, cost of operations and executive compensation; heightened regulatory and governmental oversight and scrutiny of our business practices, including dealings with consumers; impact of reputational risk from negative publicity, fines and penalties and other negative consequences from regulatory violations and legal actions and from our interactions with business partners, counterparties, service providers and other third parties; impact of regulatory enforcement actions; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; changes in income tax laws and regulations; impact of other potential federal tax changes and spending cuts; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; changes in our ability to receive dividends from our subsidiaries; any future strategic acquisitions or divestitures; continuing consolidation in the financial services industry; changes in the equity and debt securities markets; fluctuations in our stock price; fluctuations in foreign currency exchange rates; a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increases in funding costs, a reduction in investor demand for mortgage loans and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our available-for-sale investment securities portfolio; impact of natural or man-made disasters or calamities or conflicts or other events that may directly or indirectly result in a negative impact on our financial performance; and other factors set forth in our public reports including its Annual Report on Form 10-K for the year ended December 31, 2018, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, our results could differ materially from those expressed in, implied or projected by such forward-looking statements. We assume no obligation to update or revise such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. 2

Highlights of Fourth Quarter and Full Year 2019 Results $ in millions, except Fourth Quarter Q-o-Q Change Y-o-Y Change Full Year Y-o-Y Change per share data 2019 vs. 3Q19 vs. 4Q18 2019 vs. FY 2018 Earnings Net income $ 188.2 10% 9% $ 674.0 (4)% Adj.* net income $ 187.1 9% 8% $ 707.9 4% EPS $ 1.29 10% 9% $ 4.61 (4)% Adj.* EPS $ 1.28 9% 8% $ 4.84 4% NII $ 368.2 (0.4)% (0.3)% $ 1,467.8 6% NIM 3.47% (12) bps (32) bps 3.64% (14) bps Balance Sheet Loans $ 34,779 2% 7% $ 34,779 7% Deposits $ 37,324 2% 5% $ 37,324 5% TBVPS* $ 31.15 3% 15% $ 31.15 15% Credit Quality NCO ratio 0.10% (16) bps (10) bps 0.16% 3 bps NPAs to total assets 0.27% (4) bps 4 bps 0.27% 4 bps * See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company’s Earnings Press Releases. 3

4Q19 Earnings Growth and Profitability Net Income and Diluted EPS Adjusted* Net Income and Diluted EPS $188 $180 $187 $173 $173 $171 $164 $171 $169 $1.28 $150 $1.29 -2% +7% $1.24 -5% +9% $1.18 $1.17 $1.18 $1.16 $1.17 $1.12 $1.03 $ $ inmillions, except per share data $ $ inmillions, except per share data 4Q18 1Q19 2Q19 3Q19 4Q19 4Q18 1Q19* 2Q19* 3Q19 4Q19* Net income Diluted EPS PTPP Income & PTPP Profitability Ratio Profitability Ratios (Adj.* in 1Q19, 2Q19 & 4Q19) 2.00% 40.0% $255 $260 $263 $266 1.74% $244 5.00% 1.69% 1.68% 1.67% $250 1.58% 4.50% 30.0% $200 4.00% 3.50% 18.0% 17.4% $150 17.0% 15.7% 16.6% 20.0% 2.51% 3.00% $ $ inmillions 2.50% 2.43% 2.42% 2.37% $100 2.50% 15.8% 15.5% 15.1% 14.9% 10.0% 2.00% 14.1% $50 1.50% $- 1.00%0.00% 0.0% 4Q18 1Q19 2Q19 3Q19 4Q19 4Q18 1Q19* 2Q19* 3Q19 4Q19* Adj.* PTPP income Adj.* PTPP profitability ratio Return on avg. assets Return on avg. equity Return on avg. tang. eq.* * See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company’s Earnings Press Releases. 4

4Q19 Record Loans of $34.8 billion 4Q19 EOP Loan Mix: $34.8 billion . EOP loan growth of 7% Y-o-Y and 2% Q-o-Q. ($ in billions) . FY 2019 avg. loan growth of 10% Y-o-Y. . Avg. growth in CRE: $1.1bn (+9% Y-o-Y). $8.8 25% . Avg. growth in residential mortgage: $1.0bn (+15% Y-o-Y). $12.2 . Avg. growth in C&I: $1.0bn (+9% Y-o-Y). 35% . 4Q19 avg. loan yield: 4.91%, down 20 bps Q-o-Q. $13.8 40% . Reflects one 25 basis point cut to the fed funds rate & decline in LIBOR rates during 4Q19. C&I Total CRE Residential mortgage & other consumer Average Loans Average Loan Yield $33.0 $33.7 $34.4 35 $32.4 $35.0 5.50% 5.50% $31.5 6.00% 5.28% 5.30% +11% +7% +8% +9% 4.83% 30 $30.0 8.3 8.6 8.8 5.00% 7.8 8.1 5.22% 5.30% 5.28% 5.11% 25 $25.0 4.91% 4.00% 20 13.4 $20.0 12.1 12.5 12.7 12.9 3.00% 15 $15.0 $ $ inbillions 2.00% 2.50% 2.44% 10 $10.0 2.35% 2.17% 1.00% 1.79% 5 11.6 11.8 12.0 12.2 12.2 $5.0 0 $- 0.00% 4Q18 1Q19 2Q19 3Q19 4Q19 4Q18 1Q19 2Q19 3Q19 4Q19 C&I C&ITotal CRETotal CREResidentialResidential mortgage mortgage & other & consumerother consumerLQA average loan growth Avg. loan yield Avg. Prime Rate Avg. 1M LIBOR Rate 5

4Q19 Record Deposits of $37.3 billion 4Q19 EOP Deposit Mix: $37.3 billion . 12.31.19 EOP loan-to-deposit ratio of 93.2%. ($ in billions) . EOP deposit growth of 5% Y-o-Y and 2% Q-o-Q. . FY 2019 avg. deposit growth of 8% Y-o-Y. $7.3 . Avg. growth in time: $2,530mm (+34% Y-o-Y). 20% $11.1 . Avg. growth in IB checking: $767mm (+17% Y-o-Y). 30% . Avg. growth in MMDA: $235mm (+3% Y-o-Y). $8.7 . Avg. change in DDA: -$587mm (-5% Y-o-Y). 23% . Avg. change in savings: -$128mm (-6% Y-o-Y). $10.2 27% . 4Q19 avg. cost of deposits: 0.94%, down 11 bps Q-o-Q. 4Q19 avg. cost of IB deposits: 1.34%, down 15 bps Q-o-Q. . Cost of deposits as of 12.31.19: 0.90%, down 11 bps Q-o-Q; DDA Time MMDA IB Checking & Savings Cost of IB deposits as of 12.31.19: 1.28%, down 15 bps Q-o-Q. Average Deposits Avg. Cost of Deposits Relative to Fed Funds & 1M LIBOR $37.4 40 $36.5 $40.0 $35.0 $34.9 $35.3 3.00% +5% +13% +10% 2.50% 2.50% 35 -1% $35.0 7.6 2.50% 2.35% 2.30% 6.6 7.3 7.2 30 7.3 $30.0 2.50% 2.44% 1.83% 2.00% 2.28% 25 8.3 8.6 $25.0 8.2 8.1 7.9 2.17% 20 $20.0 1.50% 1.79% $ $ inbillions 15 8.8 9.9 10.3 10.2 $15.0 9.4 1.00% $10.0 1.57% 10 1.34% 1.50% 1.49% 1.34% 1.11% 0.50% 0.90% 1.07% 1.05% 0.94% 5 11.4 10.1 10.2 10.7 11.0 $5.0 0 $- 0.00% 4Q18 1Q19 2Q19 3Q19 4Q19 4Q18 1Q19 2Q19 3Q19 4Q19 DDA Time MMDA IB Checking & Savings LQA average deposit growth Avg. cost of deposits Avg. cost of IB deposits Avg. 1M LIBOR Rate Avg. Fed Funds Rate 6

4Q19 Summary Income Statement

$ in millions, except per share data	4Q19	3Q19	$ Change	% Change
Adjusted net interest income	$ 362.2	$ 367.3	$ (5.1)	(1.4) %
ASC 310-30 discount accretion income	6.1	2.5	3.5	140 %
Net interest income	368.2	369.8	(1.6)	(0.4) %
Fee income & net gains on sales of loans*	52.5	50.9	1.7	3 %
Other	10.5	0.6	9.9	NM
Total noninterest income*	63.0	51.5	11.5	22 %
Adjusted noninterest expense	165.3	158.6	6.6	4 %
Amortization of tax credit and other investments, and core deposit intangibles	28.1	18.0	10.1	56 %
Total noninterest expense	193.4	176.6	16.7	9 %
Provision for credit losses	18.6	38.3	19.7	(51) %
Income tax expense	31.1	35.0	(3.9)	(11) %
Net income	$ 188.2	$ 171.4	$ 16.8	10 %
Diluted EPS	$ 1.29	$ 1.17	$ 0.12	10 %

Notable & Tax-Related Items

- Adjusted** 4Q19 EPS: $1.28.
  - Included in amortization of tax credit and other investments: $1.6mm impairment recovery related to certain tax credit investments, which were impaired in 1Q19.
  - Recovery adds $0.01 to EPS.
- 4Q19 effective tax rate: 14%. 3Q19 effective tax rate: 17%.
- FY 2019 income tax expense was $170mm & effective tax rate was 20%, which included a $30.1mm reversal of certain previously claimed tax credits.
  - Adjusted** for this item, FY 2019 income tax expense was $140mm & effective tax rate was 17%.
- For FY 2020, projecting an effective tax rate of approximately 15%.

* See slide 10 for noninterest income detail by category.
** See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company's Earnings Press Releases.

EAST WEST BANK

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4Q19 Net Interest Income & Net Interest Margin . 4Q19 NII: $368.2mm, down by $1.6mm or 0.4% Q-o-Q. Net Interest Income . 4Q19 NIM: 3.47%, down 12 bps Q-o-Q. $369 $362 $367 $370 $368 . Impact to NIM from change in yields & rates (Q-o-Q): +1% +1% -0.4% -2% . -15 bps from lower loan yields, incl. fees & discounts. . -4 bps from lower other earning asset yields. . -4 bps from asset mix shift: increased share of avg. AFS investment securities in mix. $ $ inmillions . +11 bps from lower funding costs. . 4Q19 Adj.* NIM: 3.41%, down 15 bps Q-o-Q. $150 . 4Q19 ASC 310-30 discount accretion income of $6.1mm, 4Q18 1Q19 2Q19 3Q19 4Q19 vs. $2.5mm in 3Q19. Net Interest Income NII growth . Accretable ASC 310-30 discount: $10.0mm as of 12.31.19. NIM relative to Fed Funds, Prime Rate & 1M LIBOR Q-o-Q Change in Avg. Loan Yield & Cost of Deposits Fed funds Fed funds cuts: cut: 5.50% 5.50% 20 6.00% 5.28% 5.30% 17 (50) bps (25) bps 4.83% 12 5.00% 8 3.79% 3.79% 3.73% 4 4.00% 3.59% 3.47% 3.00% 2.35% 2.50% 2.50% 2.30% 1.83% (2) 2.00% 2.28% 2.50% 2.44% 2.17% (6) Fed funds 1.00% 1.79% (11) hike: (17) 0.00% + 25 bps (20) 4Q18 1Q19 2Q19 3Q19 4Q19 4Q18 1Q19 2Q19 3Q19 4Q19 NIM Avg. Prime Rate Avg. 1M LIBOR Rate Avg. Fed Funds Rate Change in avg. loan yield (in bps) Change in avg. cost of deposits (in bps) *See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company’s Earnings Press Releases. 8

Loan Portfolio: Underlying Interest Rate Detail EWBC’s Loan Portfolio Breakdown: Fixed, Hybrid, & Variable Rate Loans (as of December 31, 2019) Breakdown by interest rate indices % of Breakdown by loan type % of $ in mm. total loans $ in mm. total loans Total Fixed rate loans 4,399.0 13% C&I 1,574.5 5% Hybrid loans in fixed rate period: CRE 1,191.7 3% Resetting within 1 year 854.6 2% SFR, HELOC, & other consumer 1,632.8 5% Resetting: 1 to 2 years 869.8 3% Total Fixed rate loans 4,399.0 13% Resetting: 2 to 3 years 1,482.0 4% CRE 2,435.5 7% Resetting: > 3 years 3,445.2 10% SFR, HELOC, & other consumer 4,216.0 12% Total Hybrid loans in fixed rate period 6,651.5 19% Total Hybrid loans in fixed rate period 6,651.5 19% Variable rate loans: C&I 7,081.9 20% Linked to 1-M LIBOR (or shorter) 9,368.6 27% CRE 4,554.9 13% Linked to 2-M or 3-M LIBOR 1,712.1 5% SFR, HELOC, & other consumer 266.0 1% Linked to 6-M or 1-Y LIBOR 822.1 2% Subtotal - Variable rate loans linked to LIBOR 11,902.8 34% Linked to LIBOR rates 11,902.8 34% C&I 2,829.1 8% Linked to Prime rates 9,647.2 28% CRE 5,339.5 15% Linked to all other interest rate indices 2,138.9 6% SFR, HELOC, & other consumer 1,478.6 4% Total Variable rate loans 23,688.8 68% Subtotal - Variable rate loans linked to Prime 9,647.2 28% Other (NPLs, premiums, discounts) 39.6 0% C&I 661.7 2% Total gross loans 34,779.0 100% CRE 246.7 1% SFR, HELOC, & other consumer 1,230.5 4% . The share of fixed rate loans and hybrid loans Subtotal - Variable rate loans - all other indices 2,138.9 6% in fixed rate period was 32% as of 12.31.19, Total Variable rate loans 23,688.8 68% Other (NPLs, premiums, discounts) 39.6 0% compared to 28% as of 12.31.18. SFR loan Total gross loans 34,779.0 100% growth contributed to this shift. Note: Hybrid loans shows those still in fixed rate period. Hybrid loans already subject to variable rate are shown in Variable loans. Note: Loans (HFI & HFS) net of deferred fees, premiums, or discounts, and gross of ALLL. 9

4Q19 Noninterest Income Detail 60.0 Fee Income & Net Gains on Sales of Loans * $60.0 Total noninterest income of $63.0mm in 4Q19 vs. $51.5mm in 3Q19. $52.5 $50.9 $48.9 1.1 2% . Fee income and net gains on sales of loans: 50.0 2.0 $50.0 $52.5mm in 4Q19, up $1.7mm or +3% Q-o-Q. 14.1 27% . IRC and other derivative income of $17.8mm in 4Q19: 11.8 11.1 $38.8 $39.1 40.0 $40.0 . Customer-driven IRC revenue of $14.1mm, increase 0.9 1.5 of $3.0mm Q-o-Q, reflects strong customer demand 2.8 4.9 3.8 4.8 4.2 8% 2.8 for interest rate hedging products. 3.8 30.0 7.3 6.0 11% $30.0 . Credit valuation adjustment of $3.7mm, Q-o-Q 7.2 8.1 5.0 increase of $6.4mm, driven by increase in long-term interest rates. $ $ inmillions 9.6 9.8 19% 20.0 9.3 9.5 9.7 $20.0 . Lending fees: $17.2mm in 4Q19, +$2.2mm Q-o-Q. . Deposit account fees: $9.8mm in 4Q19, +$0.1mm Q-o-Q. 10.0 $10.0 17.2 33% 15.2 15.0 16.4 15.0 Interest Rate Contracts and Other Derivative Income Detail 0.0 $- ($ in millions) 4Q18 1Q19 2Q19 3Q19 4Q19 4Q18 1Q19 2Q19 3Q19 4Q19 4Q19 Mix Revenue $ 2.8 $ 4.9 $ 11.8 $ 11.1 $ 14.1 Lending fees Deposit account fees Foreign exchange income Wealth management fees CVA (1.7) (1.7) (1.4) (2.7) 3.7 IRC revenue Net gains on sales of loans Total $ 1.1 $ 3.2 $ 10.4 $ 8.4 $ 17.8 * Fee income excludes: credit valuation adjustment (“CVA”) related to interest rate contracts (“IRC”) and other derivatives; net gains on . Revenue – interest rate contracts and other derivatives transaction fees. sales of securities; gains on sale of fixed assets, and other income. . CVA – related to interest rate contracts and other derivatives. 10

4Q19 Operating Expense & Efficiency Adjusted* Noninterest Expense Noninterest Expense & Efficiency Ratio $165 70.0% $161 $160 $159 $165.3 $156 $160.8 $170.0 $155.9 $159.8 $158.6 160.0 37.9% 39.8% 38.0% 37.7% 38.3% 26.7 16% $150.0 25.5 24.8 26.9 140.0 27.8 9.2 9.7 11.2 7% $130.0 9.9 9.4 2.1 2.1 3.2 2% 120.0 1.4 2.6 17.3 17.4 17.1 10% $110.0 18.0 17.9 4.5 5.4 6.0 4% $100 0.0% 100.0 3.6 5.5 $90.0 4Q18 1Q19 2Q19 3Q19 4Q19 Adj.* noninterest expense Adj.* efficiency ratio 80.0 $ $ inmillions $70.0 60.0 $50.0 102.3 100.5 101.1 61% 93.8 97.8 40.0 $30.0 . 4Q19 total noninterest expense: $193.4mm, increase of 9% Q-o-Q from $176.6mm. 20.0 $10.0 . 4Q19 adj.* noninterest expense: $165.3mm, increase of 4% Q-o-Q from $158.6mm. Largest increase in 0.0 $(10.0) 4Q18 1Q19 2Q19 3Q19 4Q19 4Q19 Mix compensation and employee benefits expense. Comp and employee benefits Deposit & loan related Occupancy & Equipment Consulting . Essentially stable 5-quarter adj.* efficiency ratio range Computer software & Data processing Other operating expense of 37.7% to 39.8%. *See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company’s Earnings Press Releases. 11

Asset Quality Metrics Allowance for Loan Losses Provision for Credit Losses & Net Charge-off Ratio $110 $99 $358 0.90% $311 $287 2.40% 0.70% $261 $64 $53 0.50% $46 inmillions 1.02% 1.03% $40 0.99% 0.96% 1.20% $36 $ $ inmillions $ $ 0.30% $27 $23 0.10% 0.15% 0.13% 0.16% $- 0.00% 0.08% $- -0.10% 12.31.16 12.31.17 12.31.18 12.31.19 12.31.16 12.31.17 12.31.18 12.31.19 Allowance for loan losses ALLL/Loans HFI Net charge-offs Provision expense NCOs/Avg. loans HFI Nonperforming Assets* . Allowance coverage of loans HFI: 1.03% as of 1.00% $130 12.31.19, compared to 1.02% as of 09.30.19 and $122 $115 0.96% as of 12.31.18. 0.80% $100 $93 . Nonperforming assets to total assets ratio: 0.27% as of 0.60% 12.31.19, compared to 0.31% as of 09.30.19 and 0.23% as of 12.31.18. 0.40% $ $ inmillions 0.37% . 4Q19 net charge-off ratio: 0.10% of avg. loans HFI 0.31% 0.27% 0.20% 0.23% annualized, compared to 0.26% annualized in 3Q19. FY 2019 net charge-off ratio: 0.16% of avg. loans HFI. $- 0.00% 12.31.16 12.31.17 12.31.18 12.31.19 . 4Q19 provision for credit losses: $18.6mm. Nonperforming assets NPAs/Total assets FY 2019 provision for credit losses: $99.0mm. * Nonperforming assets and net charge-offs exclude purchased credit impaired loans. HFI represents held-for-investment. 12

Strong Capital Ratios . Tangible equity* per common share increased by 15% Y-o-Y. . Tangible equity to tangible assets ratio* increased by 67 bps Y-o-Y. . Regulatory capital ratios increased by 45 bps to 75 bps Y-o-Y. . Quarterly common stock dividend of 27.5 cents per share, or annualized $1.10 per share. EWBC’s Capital Position 0.16 $32.00 14.4% $31.15 13.7% 0.14 12.9% 12.9% 12.2% 12.2% $31.00 0.12 10.4% 10.5% 10.3% $30.00 9.7% 9.9% 0.1 8.5% $29.00 0.08 7.0% $28.00 0.06 $27.15 4.0% $27.00 0.04 0.02 $26.00 0 $25.00 Tangible equity* Tangible equity to CET1 risk-based Tier 1 risk-based Total risk-based Tier 1 leverage per share tangible assets ratio* capital ratio capital ratio capital ratio capital ratio Minimum Capital Ratio + Conservation Buffer EWBC 12.31.18 EWBC 12.31.19 *See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company’s Earnings Press Releases. Note: The Company’s December 31, 2019 regulatory capital ratios are preliminary. 13

Management Outlook: Full Year 2020 FY 2020 expectations Earnings drivers compared to FY 2019 results 2019 actual End of Period Loans . Increase at a percentage rate of 7% to 8%. $34.8 billion +7% Y-o-Y Net Interest Margin . 3.40% to 3.45%, 3.64% including the impact of ASC 310-30 discount accretion. -14 bps Y-o-Y Net Interest Income . Flat to an increase of 2% year-over-year, $1.5 billion including ASC 310-30 discount accretion income. +6% Y-o-Y Noninterest Expense . Increase at a percentage rate of approximately 4%, $645 million excluding tax credit investment & core deposit intangible +4% Y-o-Y amortization. Provision for Credit Losses . $90 million to $120 million. $99 million Takes into account expected volatility as a result of the CECL +54% Y-o-Y model. Tax Items . Full year effective tax rate of approx. 15%, Effective tax rate: including the impact of tax credit investments. 20% Interest Rates . No change to the fed funds rate in the year 2020. Fed funds decreased: -75 bps 14

APPENDIX

Appendix: GAAP to Non-GAAP Reconciliation

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands, except per share data)
(unaudited)

During the second quarter of 2019, the Company reversed $30.1 million of certain previously claimed tax credits related to the DC Solar tax credit investments ("DC Solar"). The table below shows the computation of the Company's effective tax rate excluding the impact of the DC Solar tax credits reversal. Management believes that excluding the impact of the DC Solar tax credits reversal from the effective tax rate computation allows comparability to prior periods.

		Three Months Ended			Year Ended	
		December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Income tax expense	(a)	$ 31,067	$ 34,951	$ 32,037	$ 169,882	$ 114,995
Less: Reversal of certain previously claimed tax credits related to DC Solar	(b)	—	—	—	(30,104)	—
Adjusted income tax expense	(c)	$ 31,067	$ 34,951	$ 32,037	$ 139,778	$ 114,995
Income before income taxes	(d)	219,282	206,367	205,055	843,917	818,696
Effective tax rate	(a)/(d)	14.2%	16.9%	15.6%	20.1%	14.0%
Less: Reversal of certain previously claimed tax credits related to DC Solar	(b)/(d)	—%	—%	—%	(3.5)%	—%
Adjusted effective tax rate	(c)/(d)	14.2%	16.9%	15.6%	16.6%	14.0%

EAST WEST BANK

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Appendix: GAAP to Non-GAAP Reconciliation EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands, except per share data) (unaudited) During the first, second and fourth quarters of 2019, the Company recorded a $7.0 million pre-tax impairment charge, reversed $30.1 million of certain previously claimed tax credits and recorded a $1.6 million pre-tax impairment recovery related to DC Solar, respectively. During the first quarter of 2018, the Company sold its Desert Community Bank (“DCB”) branches and recognized a pre-tax gain on sale of $31.5 million. Management believes that presenting the computations of the adjusted net income, adjusted diluted earnings per common share, adjusted return on average assets and adjusted return on average equity that adjust for the above discussed non-recurring items provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods. Three Months Ended September 30, December 31, 2019 2019 December 31, 2018 Net income (a) $ 188,215 $ 171,416 $ 173,018 Less: Impairment recovery related to DC Solar (2) (1,583) — — Tax effect of adjustment (3) 468 — — Adjusted net income (b) $ 187,100 $ 171,416 $ 173,018 Diluted weighted average number of shares outstanding 146,318 146,120 146,133 Diluted EPS $ 1.29 $ 1.17 $ 1.18 Diluted EPS impact of impairment recovery related to DC Solar, net of tax (0.01) — — Adjusted diluted EPS $ 1.28 $ 1.17 $ 1.18 Average total assets (c) $ 44,471,242 $ 43,136,273 $ 40,525,188 Average stockholders’ equity (d) $ 4,977,759 $ 4,838,281 $ 4,335,110 Return on average assets (1) (a)/(c) 1.68% 1.58% 1.69% Adjusted return on average assets (1) (b)/(c) 1.67% 1.58% 1.69% Return on average equity (1) (a)/(d) 15.00% 14.06% 15.83% Adjusted return on average equity (1) (b)/(d) 14.91% 14.06% 15.83% (1) Annualized. (2) Included in Amortization of tax credit and other investments. (3) Applied statutory rate of 29.56%. 17

Appendix: GAAP to Non-GAAP Reconciliation EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands, except per share data) (unaudited) During the first, second and fourth quarters of 2019, the Company recorded a $7.0 million pre-tax impairment charge, reversed $30.1 million of certain previously claimed tax credits and recorded a $1.6 million pre-tax impairment recovery related to DC Solar, respectively. During the first quarter of 2018, the Company sold its Desert Community Bank (“DCB”) branches and recognized a pre-tax gain on sale of $31.5 million. Management believes that presenting the computations of the adjusted net income, adjusted diluted earnings per common share, adjusted return on average assets and adjusted return on average equity that adjust for the above discussed non-recurring items provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods. Year Ended December 31, 2019 December 31, 2018 Net income (e) $ 674,035 $ 703,701 Add: Impairment charge related to DC Solar (2) 6,978 — Less: Impairment recovery related to DC Solar (2) (1,583) — Gain on sale of business — (31,470) Tax effect of adjustments (3) (1,595) 9,303 Add: Reversal of certain previously claimed tax credits related to DC Solar 30,104 — Adjusted net income (f) $ 707,939 $ 681,534 Diluted weighted average number of shares outstanding 146,179 146,169 Diluted EPS $ 4.61 $ 4.81 Diluted EPS impact of impairment charge related to DC Solar, net of tax 0.03 — Diluted EPS impact of impairment recovery related to DC Solar, net of tax (0.01) — Diluted EPS impact of gain on sale of business, net of tax — (0.15) Diluted EPS impact of reversal of certain previously claimed tax credits related to DC Solar 0.21 — Adjusted diluted EPS $ 4.84 $ 4.66 Average total assets (g) $ 42,484,885 $ 38,542,569 Average stockholders’ equity (h) $ 4,760,845 $ 4,130,822 Return on average assets (e)/(g) 1.59% 1.83% Adjusted return on average assets (f)/(g) 1.67% 1.77% Return on average equity (e)/(h) 14.16% 17.04% Adjusted return on average equity (f)/(h) 14.87% 16.50% (1) Annualized. (2) Included in Amortization of tax credit and other investments. (3) Applied statutory rate of 29.56%. 18

Appendix: GAAP to Non-GAAP Reconciliation (cont'd)

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)

Adjusted efficiency ratio represents adjusted noninterest expense divided by adjusted revenue. Adjusted pre-tax, pre-provision profitability ratio represents the aggregate of adjusted revenue less adjusted noninterest expense, divided by average total assets. Adjusted revenue represents the aggregate of net interest income and adjusted noninterest income, where adjusted noninterest income excludes the gain on the sale of the DCB branches that were sold in the first quarter of 2018 (where applicable). Adjusted noninterest expense excludes the amortization of tax credit and other investments and the amortization of core deposit intangibles. Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended		
		December 31, 2019	September 30, 2019	December 31, 2018
Net interest income before provision for credit losses	(a)	$ 368,219	$ 369,807	$ 369,416
Total noninterest income		63,013	51,474	41,695
Total revenue	(b)	$ 431,232	$ 421,281	$ 411,111
Total noninterest expense	(c)	$ 193,373	$ 176,630	$ 188,097
Less: Amortization of tax credit and other investments		(27,038)	(16,833)	(30,958)
Amortization of core deposit intangibles		(1,044)	(1,148)	(1,265)
Adjusted noninterest expense	(d)	$ 165,291	$ 158,649	$ 155,874
Efficiency ratio	(c)/(b)	44.84 %	41.93 %	45.75 %
Adjusted efficiency ratio	(d)/(b)	38.33 %	37.66 %	37.92 %
Adjusted pre-tax, pre-provision income	(b)-(d) = (e)	$ 265,941	$ 262,632	$ 255,237
Average total assets	(f)	$ 44,471,242	$ 43,136,273	$ 40,525,188
Adjusted pre-tax, pre-provision profitability ratio [1]	(e)/(f)	2.37 %	2.42 %	2.50 %
Adjusted noninterest expense [1]/average assets	(d)/(f)	1.47 %	1.46 %	1.53 %

(1) Annualized.

EAST WEST BANK

19

Appendix: GAAP to Non-**GAAP Reconciliation (cont'd)**

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)

Management believes that presenting the adjusted average loan yield and adjusted net interest margin that exclude the ASC 310-30 discount accretion impact provides clarity to financial statement users regarding the change in loan contractual yields and allows comparability to prior periods.

		Three Months Ended			Year Ended	
Yield on Average Loans		December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Interest income on loans	(a)	$ 425,773	$ 433,658	$ 414,517	$ 1,717,415	$ 1,503,514
Less: ASC 310-30 discount accretion income		(6,053)	(2,521)	(5,810)	(12,471)	(20,172)
Adjusted interest income on loans	(b)	$ 419,720	$ 431,137	$ 408,707	$ 1,704,944	$ 1,483,342
Average loans	(c)	$ 34,410,010	$ 33,661,282	$ 31,534,875	$ 33,373,136	$ 30,230,014
Add: ASC 310-30 discount		16,012	18,172	23,833	18,915	28,400
Adjusted average loans	(d)	$ 34,426,022	$ 33,679,454	$ 31,558,708	$ 33,392,051	$ 30,258,414
Average loan yield	(a)/(c)	4.91% (1)	5.11% (1)	5.22% (1)	5.15%	4.97%
Adjusted average loan yield	(b)/(d)	4.84% (1)	5.08% (1)	5.14% (1)	5.11%	4.90%
Net Interest Margin						
Net interest income	(e)	$ 368,219	$ 369,807	$ 369,416	$ 1,467,813	$ 1,386,508
Less: ASC 310-30 discount accretion income		(6,053)	(2,521)	(5,810)	(12,471)	(20,172)
Adjusted net interest income	(f)	$ 362,166	$ 367,286	$ 363,606	$ 1,455,342	$ 1,366,336
Average interest-earning assets	(g)	$ 42,114,123	$ 40,919,386	$ 38,688,647	$ 40,320,804	$ 36,707,142
Add: ASC 310-30 discount		16,012	18,172	23,833	18,915	28,400
Adjusted average interest-earning assets	(h)	$ 42,130,135	$ 40,937,558	$ 38,712,480	$ 40,339,719	$ 36,735,542
Net interest margin	(e)/(g)	3.47% (1)	3.59% (1)	3.79% (1)	3.64%	3.78%
Adjusted net interest margin	(f)/(h)	3.41% (1)	3.56% (1)	3.73% (1)	3.61%	3.72%

(1) Annualized.

EAST WEST BANK

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Appendix: GAAP to Non-GAAP Reconciliation (cont’d) EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands) (unaudited) The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion. December 31, 2019 September 30, 2019 December 31, 2018 Stockholders’ equity (a) $ 5,017,617 $ 4,882,664 $ 4,423,974 Less: Goodwill (465,697) (465,697) (465,547) Other intangible assets (1) (16,079) (17,435) (22,365) Tangible equity (b) $ 4,535,841 $ 4,399,532 $ 3,936,062 Total assets (c) $ 44,196,096 $ 43,274,659 $ 41,042,356 Less: Goodwill (465,697) (465,697) (465,547) Other intangible assets (1) (16,079) (17,435) (22,365) Tangible assets (d) $ 43,714,320 $ 42,791,527 $ 40,554,444 Total stockholders’ equity to total assets ratio (a)/(c) 11.35% 11.28% 10.78% Tangible equity to tangible assets ratio (b)/(d) 10.38% 10.28% 9.71% (1) Includes core deposit intangibles and mortgage servicing assets. 21

Appendix: GAAP to Non-GAAP Reconciliation (cont'd)

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)

Adjusted return on average tangible equity represents adjusted tangible net income divided by average tangible equity. Adjusted tangible net income excludes the after-tax impacts of the amortization of core deposit intangibles and mortgage servicing assets, impairment charge/(recovery) related to DC Solar and the gain on the sale of the DCB branches; and the reversal of certain previously claimed tax credits related to DC Solar (where applicable). Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended			Year Ended	
		December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net Income		$ 188,215	$ 171,416	$ 173,018	$ 674,035	$ 703,701
Add: Amortization of core deposit intangibles		1,044	1,148	1,265	4,518	5,492
Amortization of mortgage servicing assets		567	834	448	2,738	1,814
Tax effect of adjustments (2)		(476)	(586)	(506)	(2,145)	(2,160)
Tangible net income	(e)	$ 189,350	$ 172,812	$ 174,225	$ 679,146	$ 708,847
Add: Impairment charge related to DC Solar (3)		—	—	—	6,978	—
Less: Impairment recovery related to DC Solar (3)		(1,583)	—	—	(1,583)	—
Gain on sale of business		—	—	—	—	(31,470)
Tax effect of adjustment (2)		468	—	—	(1,595)	9,303
Add: Reversal of certain previously claimed tax credits related to DC Solar		—	—	—	30,104	—
Adjusted tangible net income	(f)	$ 188,235	$ 172,812	$ 174,225	$ 713,050	$ 686,680
Average stockholders' equity		$ 4,977,759	$ 4,838,281	$ 4,335,110	$ 4,760,845	$ 4,130,822
Less: Average goodwill		(465,697)	(465,697)	(465,547)	(465,663)	(466,346)
Average other intangible assets (1)		(16,793)	(18,391)	(23,130)	(19,340)	(25,337)
Average tangible equity	(g)	$ 4,495,269	$ 4,354,193	$ 3,846,433	$ 4,275,842	$ 3,639,139
Return on average tangible equity	(e)/(g)	16.71% (4)	15.75% (4)	17.97% (4)	15.88%	19.48%
Adjusted return on average tangible equity	(f)/(g)	16.61% (4)	15.75% (4)	17.97% (4)	16.68%	18.87%

(1) Includes core deposit intangibles and mortgage servicing assets.
(2) Applied statutory rate of 29.56%.
(3) Included in Amortization of tax credit and other investments.
(4) Annualized.

EAST WEST BANK

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